Secretary of State Division of Corporations Filed 09:00 AM 01/10/1994 940105092 - 2115369
RESTATED CERTIFICATE OF INCORPORATION OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY

     Aircraft International Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

     1.   The name of the corporation is Aircraft International Management Company. Aircraft International Management Company was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 20, 1987.

     2.   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation.

     3.   The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

          1.   The name of the corporation is:

               Aircraft International Management Company

          2.   The address of its registered office in the State of Delaware is 1105 N. Market Street, Suite 1300, P.O. Box 8985, New Castle County, Wilmington, Delaware 19899. The name of the registered agent at such address is Delaware Corporate Management, Inc.

          3.   The nature of the business or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.   The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share.

          5.   The corporation is to have perpetual existence.

          6.   In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               To make, alter or repeal the By-Laws of the corporation.

          7.   Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     Meetings of the stockholders may beheld within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          8.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          9.   No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except

                 (i)   for any breach of his duty of loyalty to the corporation or the stockholders;

                (ii)   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (iii)   for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or

                (iv)   for any transaction from which the director derived an improper personal benefit.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 6th day of December, 1993.

ATTEST: /s/ WM. SHAPIRO Secretary	AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY By: /s/ Paul F. Naughton President

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 10/18/1994 944198215 - 2115369
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION AFTER PAYMENT OF CAPITAL OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

     The undersigned, being the president and secretary of Aircraft International Management Company, hereby certify that:

     1.  The name of the Corporation is Aircraft International Management Company.

     2.  A Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on January 20, 1987 and a certified copy thereof was recorded on January 20, 1987 in the office of the Recorder of Deeds of New Castle County, Delaware.

     3.  A Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on January 10, 1994 and a certified copy thereof was recorded on January 10, 1994 in the office of the Recorder of Deeds of New Castle County, Delaware.

     4.  ARTICLE 4 of the Restated Certificate of Incorporation of the Corporation which deals with authorized shares is hereby amended to increase the aggregate number of shares which the Corporation shall have authority to issue from 10,000 shares of the par value of $1 per share to 100,000 shares of the par value of $1 per share. To effect such amendment, ARTICLE 4 is hereby amended to read as follows:

4.  The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

     5.  The capital of the Corporation will not be reduced under or by reason of the foregoing amendment.

     6.  The foregoing amendment to the certificate of incorporation has been duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Aircraft International Management Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by the president of the Corporation, and attested by its secretary this 18th day of October, 1994.

[SEAL] Attest: /s/ WM. SHAPIRO William Dana Shapiro Secretary	/s/ Paul F. Naughton Paul F. Naughton President

District of Columbia)    ss:

     BE IT REMEMBERED, that on this 18th day of October, 1994, personally appeared before me Paul F. Naughton, known to me personally to be such, who executed the foregoing Certificate of Amendment of the Restated Certificate of Incorporation, and acknowledged that he is the President of Aircraft International Management Company, that he executed the foregoing document as President of said corporation, and that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and day and year aforesaid.

/s/ KIM B. JONES Notary Public My Commission Expires:5-14-95

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 10/27/1994 944205893 - 2115369
CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION AFTER PAYMENT OF CAPITAL OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

     The undersigned, being the president and secretary of Aircraft International Management Company, hereby certify that:

     1.   The name of the Corporation is Aircraft International Management Company.

     2.   A Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on January 10, 1994 and a certified copy thereof was recorded on January 10, 1994 in the office of the Recorder of Deeds of New Castle County, Delaware.

     3.   A Certificate of Amendment to the Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on October 18, 1994 and a certified copy thereof was forwarded by the Secretary of State to the Recorder of Deeds of New Castle County, Delaware.

     4.   ARTICLE 4 of the Restated Certificate of Incorporation of the Corporation which deals with authorized shares is hereby amended to provide for two classes of stock, and two series within one such class, which the Corporation shall have authority to issue of one thousand (1,000) shares of Series A Common Stock of the par value of $1 per share, ten thousand (10,000) shares of Series B Common Stock of the par value of $1 per share, and one thousand (1,000) shares of Noncumulative Preferred Stock of the par value of $1 per share. To effect such amendment, ARTICLE 4 is hereby amended to read as follows:

4. The Corporation is authorized to issue twelve thousand (12,000) shares of stock, divided into classes, or series within a class, as provided below:
(a)

one thousand (1,000) shares of Series A Common Stock ("Series A") and the par value of each of such shares of Series A is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00); and

(b)

ten thousand (10,000) shares of Series B Common Stock ("Series B") and the par value of each of such shares of Series B is One Dollar ($1.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00) and

(c)

one thousand (1,000) shares of Noncumulative Preferred Stock ("Preferred Stock") and the par value of each of such shares of Preferred Stock is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00) and which (i) shall have a noncumulative dividend rate of One Thousand Nine Hundred Sixty Dollars ($1,960.00) per share per annum, to the extent such dividend is declared by the Board of Directors of the Corporation, (ii) be redeemable at the price of Twenty-Eight Thousand Dollars ($28,000.00) per share, plus an amount equal to accrued, but unpaid, dividends; (iii) have dividends payable annually, if declared, on the first day of June; (iv) shall not be entitled to the benefits of any sinking fund; and (v) shall not be entitled to any conversion or exchange privileges.

     5.   The capital of the Corporation will not be reduced under or by reason of the foregoing amendment.

     6.   The foregoing amendment to the certificate of incorporation has been duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Aircraft International Management Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by the president of the Corporation, and attested by its secretary this 27th day of October, 1994.

[SEAL] Attest: /s/ WM. SHAPIRO William Dana Shapiro Secretary	/s/ Paul F. Naughton Paul F. Naughton President

District of Columbia)    ss:

     BE IT REMEMBERED, that on this 27th day of October, 1994, personally appeared before me Paul F. Naughton, known to me personally to be such, who executed the foregoing Certificate of Amendment of the Restated Certificate of Incorporation, and acknowledged that he is the President of Aircraft International Management Company, that he executed the foregoing document as President of said corporation, and that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and day and year aforesaid.

/s/ KIM B. JONES Notary Public My Commission Expires:5-14-95

CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION AFTER PAYMENT OF CAPITAL OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

     The undersigned, being the President and Secretary of Aircraft International Management Company, a Delaware corporation (the "Corporation") hereby certify that:

     1.   The name of the Corporation is Aircraft International Management Company.

     2.   A Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on January 10, 1994 and a certified copy thereof was recorded on January 10, 1994 in the office of the Recorder of Deeds of New Castle County, Delaware.

     3.   A Certificate of Amendment to the Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on October 18, 1994 and a certified copy thereof was forwarded by the Secretary of State to the Recorder of Deeds of New Castle County, Delaware.

     4.   A Certificate of Amendment to the Restated Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on October 27, 1994 and a certified copy thereof was forwarded by the Secretary of State to the Recorder of Deeds of New Castle County, Delaware.

     5.   ARTICLE 4 of the Restated Certificate of Incorporation of the Corporation which deals with authorized shares is hereby amended to decrease the aggregate number of shares which are authorized and to provide for one class of stock. The Corporation shall have the authority to issue ten thousand (10,000) shares of common stock of the par value of $1 per share. To effect such amendment, ARTICLE 4 is hereby amended to read as follows:

4.   The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share amounting in the aggregate to ten thousand dollars ($10,000.00).

     6.   Each share of Series B Common Stock of the Corporation, $1.00 par value, issued and outstanding as of the effective time of the foregoing amendment shall be converted without further act of the Corporation or of its sole stockholder into one share of common stock of the Corporation, $1.00 par value, that shall remain issued and outstanding as of and from the effective time of the foregoing amendment.

     7.   The issued and outstanding capital of the Corporation will not be reduced under or by reason of the foregoing amendment.

     8.   The foregoing amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Aircraft International Management Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by the President of the Corporation, and attested by its Secretary this 21st day of March, 1996.

[SEAL] Attest: /s/ WM. SHAPIRO William Dana Shapiro Secretary	/s/ Paul F. Naughton Paul F. Naughton President

District of Columbia)    ss:

     BE IT REMEMBERED, that on this 21st day of March, 1996, personally appeared before me Paul F. Naughton, known to me personally to be such, who executed the foregoing Certificate of Amendment of the Restated Certificate of Incorporation, and acknowledged that he is the President of Aircraft International Management Company, that he executed the foregoing document as President of said corporation, and that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and day and year aforesaid.

/s/ CHERYL A. LONGENECKER Notary Public My Commission Expires: January 31, 2000

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1997 971207086 - 2115369
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND REGISTERED AGENT OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY

     The Board of Directors of:

          AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY

a Corporation of the State of Delaware, on this 9th day of June, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

          AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Secretary this 4th day of June A.D. 1997.

/s/ LESLIE C. ZIMBERT Authorized Officer LESLIE C./ZIMBERG

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY

     AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of said corporation:

     RESOLVED, that the Restated Certificate of Incorporation be amended deleting Article 3 of the Restated Certificate of Incorporation in its entirety and substituting the following in lieu thereof:

     3.   (a) The purposes of the Corporation are to: (i) acquire the cash contributed to the Corporation by its stockholders and to issue shares of the capital stock of the Corporation in exchange therefor; (ii) make or acquire Permitted Investments; (iii) execute, deliver and perform the Shareholders' Agreement, dated as of April 22, 1998, by and among the Corporation, PCI Holdings, Inc. a Delaware corporation ("PCIH"), and BT Ever, Inc., a New York corporation ("BT Ever"), a Purchase and Sale Agreement, dated as of April 22, 1998, by and between the Corporation and PCIH, and a Recapitalization Agreement, dated as of April 22, 1998, by and between the Corporation and BT Ever; (iv) perform such other activities as are specifically provided in this Article 3 of the Restated Certificate of Incorporation; and (v) engage in any activity and exercise any powers permitted to corporations under the laws of the State of Delaware which are necessary or incidental to the foregoing; provided that (A) any asset acquired, investment made or activity engaged in by the Corporation shall be Bank Eligible, and (B) in no event shall the Corporation accept demand deposits, including, without limitation, demand deposits that the depositor may withdraw by check or similar means for payment to third parties.

          (b) For purposes of this Article 3, the following capitalized terms shall have the following meanings:

     "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, manager, general partner, managing member or trustee of such Person, or (iii) any Person who is an officer, director, manager, general partner, managing member, or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by," or "under common control with" shall mean the possession, direct, or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Bank Eligible" means, in respect of any asset or activity, that such asset is eligible for acquisition by, or such activity may be engaged in, by BTCo at a location where BTCo is authorized to maintain such asset or engage in such activity under applicable law, including without limitation: (i) the banking laws of the State of New York, (ii) the Federal Reserve Act, as amended, 12 USC Section 221, et seq., (iii) the Bank Holding Company Act of 1956, as amended, 12 USC Section 1941 et seq., and (iv) the Federal Deposit Insurance Act, as amended, 12 USC Section 181 1, et seq.

     "BTCo" means Bankers Trust Company, a banking corporation organized under the banking laws of the State of New York.

     "Moody's" means Moody's Investors Services, Inc.

     "PCI" means Potomac Capital Investment Corporation, a Delaware corporation.

     "PCI Note" shall have the meaning provided in clause (i) of the definition of "Permitted Investments."

     "PCIH Note" means the promissory note, dated April 22, 1998, issued by PCIH to the Corporation.

     "Permitted Investments" means:

(i)   A debt obligation ("PCI Note") of PCI or a direct or indirect wholly owned subsidiary of PCI fully and unconditionally guaranteed by PCI that (x) provides for interest-only payments or accrual of interest with compounding at an interest rate equal to PCI's then current borrowing rate for equivalent maturity securities, (y) is either a demand obligation or has a maturity no later than April 22, 2003, and (z) is substantially in the form of the PCIH Note, provided that PCI's senior unsecured debt is rated at least Baa3 by Moody's or BBB- by S&P on the date such obligation is acquired by the Corporation;

(ii)  A debt obligation of any issuer other than PCI or its Affiliates rated at least Baa3 by Moody's or BBB- by S&P with a maturity no later than April 22, 2003;

(iii) The PCIH Note;

(iv)  Temporary Investments;

(v)   Intercompany receivables in existence on the date hereof; and

(vi)  Office equipment and supplies and such other personal property as may be reasonably required to maintain an office for, and conduct the operations of, the Corporation.

     "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

     "S&P" means Standard & Poor's Corporation.

     "Temporary Investments" means all cash or cash equivalents including, without limitation, cash on deposit in financial institutions, certificates of deposit, commercial paper, treasury bills and other high quality short-term debt obligations rated at least A-1 by S&P and P-l by Moody's and having a maximum maturity of one year or less together with money market mutual funds the assets of which consist solely of such instruments.

          (c) On or about April 22, 2002, the Corporation shall declare and pay a dividend or other distribution to its common stockholders equal to the excess of the net fair market value of the Corporation over $207,000,000.

     RESOLVED, that the Restated Certificate of Incorporation be amended by adding a new Article 10 reading in its entirety as follows:

10.  Notwithstanding anything in the Delaware General Corporation Law or this Restated Certificate of Incorporation to the contrary, no amendment to Article 3 or Article 4 of the Restated Certificate of Incorporation and no merger, consolidation, dissolution or liquidation of the Corporation may be effected without the affirmative vote of the holders of all of the capital stock of the Corporation.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY has caused this certificate to be signed by Betty F. Davis, Vice President and Controller, this 22nd day of April, 1998.

/s/ BETTY F. DAVIS Betty F. Davis Vice President and Controller